Exhibit 99.2

Contact:

Investor Relations

212-479-3195

Newcastle Announces Public Offering of Common Stock

NEW YORK—(BUSINESS WIRE)—February 11, 2013— Newcastle Investment Corp. (NYSE: NCT) (“Newcastle” or the “Company”) announced today that it plans to make a public offering of 20,000,000 shares of its common stock. In connection with the offering, the Company intends to grant the underwriters an option for 30 days to purchase up to an additional 3,000,000 shares of common stock.

The Company intends to use the net proceeds from the offering for general corporate purposes, including to make a variety of investments, which may include, but is not limited to, investments in real estate securities, real estate related loans, consumer loans, residential loans, corporate loans, senior living assets, excess mortgage servicing rights and operating real estate.

Credit Suisse Securities (USA) LLC and BofA Merrill Lynch are the joint book-running managers for the offering. The offering will be made pursuant to the Company’s existing effective shelf registration statement, previously filed with the Securities and Exchange Commission. The offering will be made only by means of a prospectus and a related prospectus supplement. Copies of the prospectus and prospectus supplement may be obtained from: Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York 10010, Telephone: (800) 221-1037, Email: newyork.prospectus@credit-suisse.com; or BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, New York, NY 10038, Email: dg.prospectus_requests@baml.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT NEWCASTLE

Newcastle focuses on opportunistically investing in, and actively managing, real estate related assets. The Company primarily invests in two distinct areas: (1) Residential Servicing and Securities and (2) Commercial Real Estate Debt and Other Assets. The Company is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed offering and intended use of proceeds. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risk that market conditions cause downgrades of a significant number of our securities or the recording of additional impairment charges or reductions in shareholders’ equity; the risk that we can find additional suitably priced investments; the risk that investments made or committed to be made cannot be financed on the basis and for the term at which we expect; the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested; actual recapture rates with respect to any excess mortgage servicing rights investment; and the relative spreads between the yield on the assets we invest in and the cost and availability of debt and equity financing. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.